SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): AUGUST 14, 2001


                                NOVEON, INC.
                          -----------------------
           (Exact Name of Registrant as Specified in its Charter)


        Delaware                   File No.                    13-414395
------------------------- ----------------------------  -----------------------
(State of incorporation)   (Commission File Number)          (IRS Employer
                                                          Identification No.)


                           9911 Brecksville Road
                            Cleveland Ohio 44141
             -------------------------------------------------
                  (Address of Principal Executive Offices)
                                 (Zip Code)


                               (216) 447-5000
      ----------------------------------------------------------------
            (Registrant's Telephone Number, Including Area Code)


                               Not Applicable
      ----------------------------------------------------------------
           (Former name or address, if changed from last report)

ITEM 5. OTHER EVENTS

          On August 14, 2001, Noveon, Inc. issued a press release relating to its financial results for the second quarter of 2001, a copy of which is attached as Exhibit 99.1.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

          (c) Exhibits.


          Exhibit  99.1    Press  release of Noveon,  Inc.  issued  August 14,
          2001.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              NOVEON, INC.



Dated:  August 14, 2001   By:   /s/ Christopher R. Clegg
                                ------------------------------------------
                                Christopher R. Clegg
                                Senior Vice President, General Counsel
                                 and Secretary

                                                               EXHIBIT 99.1

[Company Letterhead]

For more information, contact:

Media Contact:                              Investor Relations Contact:
Rob Jewell                                  Sean Stack
(216) 447-5255                              (216) 447-6494


NOVEON  GENERATES  STRONG FREE CASH FLOW IN THE SECOND QUARTER DESPITE WEAK
DEMAND

Cleveland, Ohio, August 14 - Noveon, Inc. today reported results for the second quarter ended June 30, 2001. Noveon reported sales of $271.1 million, earnings before interest, taxes, depreciation and amortization (EBITDA) of $42.3 million and generated free cash flow of $36.5 million. For the second quarter of 2000, BFGoodrich Performance Materials (Performance Materials), the Predecessor Company, and a segment of The B.F.Goodrich Company, reported sales of $298.4 million and EBITDA of $54.3 million. Results of Performance Materials include certain businesses that were not part of Noveon's acquisition of Performance Materials on February 28, 2001.

Sales decreased 9% from a year ago reflecting volume declines related to products sold to customers in the paper and packaging, textile and automotive industries, changes in foreign currency exchange rates and minor price erosion, partially offset by volume gains to customers in the food and beverage industries. EBITDA declined by 22% from the prior year period primarily due to lower sales volume, the impact of reduced production volume, higher raw material and energy costs, the weaker Euro and price declines, partially offset by cost reduction efforts. Operating income decreased by $19.9 million due to the above mentioned reasons and added depreciation and amortization expenses associated with the write-up of assets in purchase accounting and other items related to the acquisition. However, free cash flow was essentially unchanged from the prior year due to improved inventory management and the impact of productivity improvements on capital spending.

Steve Demetriou, Noveon president and chief executive officer, said, "Despite the decline in operating performance, our efforts have resulted in robust free cash flow performance during our tenure as a new company. In this difficult and challenging economic environment, we are focused on taking actions necessary to make Noveon a stronger company, including cost controls, growth and technology initiatives and improvements in working capital management. Specifically, during the second quarter we discontinued our flush pigment and color former product lines and streamlined our Company by eliminating approximately 10% of the worldwide workforce. The benefit from these actions recognized in June support our expectation of annualized savings in the range of $12 to 15 million."

CONSUMER SPECIALTIES GROUP

During the quarter, Noveon's Consumer Specialties Group reported a sales increase of 5% from $62.8 million to $66.0 million compared with the prior year second quarter due to higher volume partially offset by competitive pricing pressures from foreign producers in Noveon's food and beverage business and the weaker Euro. Operating income declined $1.9 million from $6.2 million to $4.3 million, principally due to higher raw material and energy costs, competitive selling price reductions and the effect of purchase accounting, partially offset by improved profitability in Noveon's personal care and pharmaceutical businesses.

POLYMER SOLUTIONS GROUP

Noveon's Polymer Solutions Group sales declined 8.2% from $105.9 million to $97.2 million compared to the prior year period due to volume reductions in products sold to automotive related industries by Noveon's polymer additives and thermoplastic polyurethane businesses and the impact of the weaker Euro. Operating income decreased $8.1 million from $16.8 million to $8.7 million due to lower volume, the impact of reduced production volume, the impact of the weaker Euro and the effect of purchase accounting.

PERFORMANCE COATINGS GROUP

Performance Coatings Group sales decreased 16.8% from $129.7 million to $107.9 million compared to the prior year period due to volume declines related to lower demand from customers in the paper and packaging, textile and automotive industries. Operating income decreased $9.0 million from $9.4 million to $0.4 million due to volume declines, reduced production volume and the effect of purchase accounting, partially offset by cost reduction efforts.

Noveon will be hosting a conference call to discuss second quarter results on Wednesday, August 15 at 10:00 AM EDT. Domestic callers should dial 1
(800) 446-1671 and international callers should dial 1 (847) 413-3362 and ask to be connected to the Noveon call (confirmation code 4543513). A replay of the call will be available through Tuesday, August 21 by calling (domestic) 1 (888) 843-8996 (international) 1 (630) 652-3044 with the above confirmation code.

Noveon is a leading global producer and marketer of technologically advanced specialty chemicals for a broad range of consumer and industrial applications. The Company was formed as an independent entity on February 28, 2001 when an investor group comprised of AEA Investors Inc., and affiliates of DLJ Merchant Banking Partners and DB Capital Partners, Inc., acquired the Performance Materials business from The B.F.Goodrich Company. Noveon is headquartered in Cleveland, Ohio, with regional centers in Brussels, Belgium, and Hong Kong.

This release contains forward-looking statements that relate to future events or performance. These statements reflect the Company's current expectations, and the Company does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results express or implied in this or other Company statements will not be realized. Furthermore, investors are cautioned that these statements involve risks and uncertainties, many of which are beyond the Company's control, which could cause actual results to differ materially from the forward-looking statements. Further information about these risks can be found in the Company's filings with the Securities and Exchange Commission.

Investors are cautioned not to place undue reliance on any forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.